UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIVE CURRENT MEDIA INC.

(Exact name of Registrant as specified in its charter)

NEVADA	7389	88-0346310
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Live Current Media Inc.

10801 Thornmint Rd., Suite 200, San Diego, CA, 92127

Tel: (604) 648-0500

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

 Nevada Agent and Transfer Company

50 West Liberty Street, Suite 880, Reno, Nevada 89501

Telephone: (302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

NORTHWEST LAW GROUP

Attn: Christian Cu

Suite 950, 650 West Georgia Street, Vancouver, BC V6B 4N8

Tel: (604) 687-5792

As soon as practicable after this Registration Statement is declared effective.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [    ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of "large accelerated filer," "accelerated filer", "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [ X ]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	221,402	$0.18	$39,852.36	$3.69
Common Stock, par value $0.001 per share, issuable upon conversion of convertible notes(3)	4,764,706	$0.18	$857,647.08	$79.50
Common Stock, par value $0.001 per share, issuable upon exercise of common stock purchase warrants at a price of $0.60 per share(4)	3,573,529	$0.18	$643,235.22	$59.63

(1) Pursuant to Rule 416, this Registration Statement also covers an indeterminable number of shares of common stock, warrants and units as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low price on July 13, 2022.

(3) Represents shares of common stock issuable upon conversion of convertible promissory notes previously issued to a selling stockholder.

(4) Represents shares of common stock issuable upon exercise of warrants previously issued to a selling stockholder.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED JULY 14, 2022

The information contained in this Prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the United States Securities and Exchange Commission (the "SEC") is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

8,559,637 Shares of Common Stock

We are registering 8,559,637 shares in the common stock, par value $0.001 per share (the "common stock") of Live Current Media Inc. ("LIVC", the "Company", "we", "us" or "our") for resale by the selling security holders (the "Selling Stockholders") listed in this Prospectus (the "Offering"), which includes: (i) 221,402 shares of common stock previously issued by the Company, (ii) 4,764,706 shares of common stock issuable upon conversion of an Original Issue Discount Senior Convertible Promissory Note in the aggregate principal amount of $1,620,000 at a conversion price of $0.34 per share (the "First Secured Note") previously issued to a Selling Stockholder pursuant to the Purchase Agreement (see "Secured Note Transaction" for a description of the  Purchase Agreement),  and (iii) 3,573,529 shares of common stock issuable upon the exercise of common stock purchase warrants exercisable at a price of $0.60 per share (the "First Secured Note Warrants") previously issued to a Selling Stockholder pursuant to the Purchase Agreement. We are registering the shares of common stock being registered in this prospectus pursuant to the registration rights agreement that we entered into in connection with the Secured Note Transaction on February 15, 2022 (the "Registration Rights Agreement"). See the section of this prospectus titled "Secured Note Transaction" for a description of the, and the section of this prospectus titled "Selling Stockholders" for additional information regarding the Selling Stockholders.

We are not selling any securities under this Prospectus, and we will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders.  If the First Secured Note Warrants are exercised, we will receive proceeds from the exercise of those warrants.  The Selling Stockholders listed in this Prospectus are not required to exercise the First Secured Note Warrants and there is no assurance that they will exercise those warrants.  If the First Secured Note Warrants are exercised for cash, we will receive total gross proceeds of $2,144,117.40.

The Selling Stockholders may resell their shares from time to time in public or privately negotiated transactions or by other means described in this Prospectus in the section titled "Plan of Distribution."  The prices at which the Selling Stockholders may sell their shares will be determined by prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

We are bearing the costs, expenses and fees associated with the registration of the shares to be sold by the Selling Stockholders in this Prospectus.  The Selling Stockholders named in this Prospectus will bear the costs of all commissions or discounts, if any, attributable to the sale of their shares.

Before investing in any of the securities being offered hereunder, you should carefully read this Prospectus and any prospectus supplement relating thereto, as well as the documents incorporated or deemed to be incorporated by reference in this Prospectus.

Our common stock trades on OTCQB market maintained by OTC Markets Group Inc. under the symbol "LIVC".  The last reported sale price of our common stock on the OTCQB at the close of business on July 13, 2022 was $0.185.

i

An investment in our securities involves a high degree of risk. You should carefully read and consider the section of this Prospectus titled "Risk Factors" on page 3 of this Prospectus, and in the documents that are incorporated by reference in to this Prospectus before buying any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is Dated July 14, 2022

ii

LIVE CURRENT MEDIA INC.

PROSPECTUS

We have not, and the Selling Stockholders have not, authorized anyone to provide you with information other than that contained or incorporated by reference in this prospectus and any applicable supplement or amendment to this prospectus.  This prospectus is not an offer to sell, nor is it an offer to buy, these securities in any jurisdiction where such offer is not permitted.  The information contained or incorporated by reference in this prospectus and any applicable supplement or amendment to this prospectus is accurate as of the date of such information.  Our business, financial condition, results of operations and prospects may have changed since the date of such information.

The registration statement containing this prospectus, including the exhibits to the registration statement and information incorporated by reference in this registration statement, provides additional information about us and the common stock offered under this prospectus. The registration statement, including the exhibits, can be read on the website of the Securities and Exchange Commission or on our website at www.livecurrent.com. See "Where You Can Find More Information."

iii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the "SEC") pursuant to which the Selling Stockholders named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions "Where You Can Find More Information" and "Incorporation of Information by Reference" in this prospectus.

Neither we nor the Selling Stockholders have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "might," "will," "should," "intends," "expects," "plans," "goals," "projects," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry's) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The "Risk Factors" sections of this prospectus and  the periodic reports incorporated by reference in this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing regulatory environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the U.S., we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or other investments or strategic transactions we may engage in.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. It does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and other information contained or incorporated by reference in this prospectus, before making an investment decision.

In this Prospectus, the terms "LIVC", "the Company", "Registrant," "we," "us" and "our" refer to Live Current Media Inc. References to "Selling Stockholders" refer to those shareholders listed herein under "Selling Stockholders" and their successors, assignees and permitted

About Live Current Media Inc.

We are a digital technology company operating the social video application "Kast".  Users of Kast can host public or private watch parties with friends on their PC, Mac, web and mobile devices. Kast's technology is unique to the creation of intimate private watch parties, aka "spectate", that scales with millions of users.  In addition to Kast, the Company has developed the mobile gaming apps SPRT MTRX and Trivia Matrix.

On April 22, 2022, the Company acquired all of the issued and outstanding shares of Evasyst Inc. ("Evasyst"), a Delaware corporation ("Evasyst") by means of a reverse triangular merger (the "Merger") completed pursuant to the terms of that Agreement and Plan of Merger dated January 20, 2022 among the Company, the Company's wholly owned subsidiary formed for the purposes of completing the Merger, Evasyst Acquisition Inc. ("Merger Sub"), and Evasyst (the "Merger Agreement").  Pursuant to the terms of the Merger Agreement, Merger Sub merged with, and into, Evasyst, with Evasyst continuing as the surviving entity as a wholly owned subsidiary of the Company.  In consideration for all of the outstanding shares in the common stock of Evasyst (the "Evasyst Shares"), the Company issued to the former stockholders of Evasyst 125,000,000 shares in the Common Stock of the Company.  Although the Company was the legal acquirer of Evasyst, under generally accepted accounting principles, the Merger was accounted for as a reverse acquisition, with Evasyst being treated as the acquiring entity for accounting and financial reporting purposes.  As such, moving forward the financial statements of the Company will be presented as a continuation of the operations of Evasyst and not the Company,

Our principal executive office is located at 10801 Thornmint Rd., Suite 200, San Diego, CA, 92127. Our telephone number is (604) 648-0500.

The Secured Note Transaction

On February 15, 2022, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Mercer Street Global Opportunity Fund LLC ("Mercer") pursuant to which we agreed to sell to Mercer, for gross proceeds of up to $2,500,000, Original Issue Discount Senior Convertible Promissory Notes (the "Secured Notes") having an aggregate principal amount of up to $2,700,000 and warrants (the "Secured Note Warrants") to purchase up to 5,955,882 shares of the Company's common stock  in two tranches (the "Secured Note Transaction").

Upon signing the Purchase Agreement, for gross proceeds of $1,500,000 we issued Secured Notes in the aggregate principal amount of $1,620,000 (the "First Secured Notes") and Secured Note Warrants to purchase up to 3,573,529 shares of Common Stock (the "First Secured Note Warrants").

Subject to the terms and conditions set forth in the Purchase Agreement, for gross proceeds of $1,000,000 the Company and Mercer may close a second tranche for an additional Secured Note having an aggregate principal amount of $1,080,000 (the "Second Secured Note") and additional Secured Note Warrants to purchase up to 2,382,353 shares of Common Stock (the "Second Secured Note Warrants"). There is no assurance that a second tranche will be completed or that the Second Secured Note and the Second Secured Note Warrants will be sold under the Purchase Agreement.

The Secured Notes mature 24 months after issuance, bear interest at a rate of 4% per annum and are convertible into shares of Common Stock at an initial conversion price of $0.34 per share, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  We may prepay the Secured Notes (i) at any time during the first 90 days following closing at the face value of the Secured Notes, (ii) at any time during the period from 91 to 180 days following closing at a premium of 110% of the face value of the Secured Notes, and (iii) thereafter at 120% of the face value of the Secured Notes. The Secured Notes contain a number of customary events of default. Additionally, the Secured Notes are secured by all of the assets of the Company, including a lien on and security interest in all of the issued and outstanding equity interests of the wholly-owned subsidiaries of the Company, pursuant to a security agreement that was entered into in connection with the issuance of the Secured Notes (the "Security Agreement").

The Secured Note Warrants are exercisable at an initial exercise price of $0.60 per share for a term ending on the 5 year anniversary of the date of issuance.  The exercise price of the Secured Note Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

In connection with the Secured Note Transaction, the Company also entered into a registration rights agreement (the "Registration Agreement") with Mercer, pursuant to which the Company has agreed to file a registration statement (a "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register the resale of the shares of Common Stock issuable upon conversion of the Secured Notes and exercise of the Secured Note Warrants.

In connection with the Secured Note Transaction, the Company paid to Carter, Terry and Company ("Carter Terry") a cash fee of $120,000 and issued to Carter Terry, and registered brokers employed by Carter Terry, an aggregate of 221,402 shares of Common Stock at a deemed price of $0.281 per share.  If a second tranche is completed under the Purchase Agreement, Carter Terry will be entitled to a further cash fee equal to 8% of the funds raised in the second tranche, plus shares of Common Stock in an amount equal to 4% of the funds raised in the second tranche divided by the last closing price of the Common Stock prior to closing of the second tranche.

March 2022 Private Placement

On March 28, 2022, for gross proceeds of $886,000, the Company issued Original Issue Discount Senior Unsecured Convertible Promissory Notes (the "Unsecured Notes") having an original principal amount equal to $956,880 and warrants (the "Unsecured Note Warrants") to purchase up to 2,110,763 shares of Common Stock (the "March Private Placement").

The Unsecured Notes are unsecured, mature 24 months after issuance, bear interest at a rate of 4% per annum and are convertible into shares of Common Stock at an initial conversion price of $0.34 per share, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  The Company may prepay the Unsecured Notes (i) at any time during the first 90 days following closing at the face value of the Unsecured Notes, (ii) at any time during the period from 91 to 180 days following closing at a premium of 110% of the face value of the Unsecured Notes, and (iii) thereafter at 120% of the face value of the Unsecured Notes. The Unsecured Notes contain a number of customary events of default.

The Unsecured Note Warrants are exercisable at an initial exercise price of $0.60 per share for a term ending on the 5 year anniversary of the date of issuance.  The exercise price of the Unsecured Note Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

The shares of Common Stock issuable upon conversion of the Unsecured Notes and the Unsecured Note Warrants are not being registered under this Prospectus.

The Offering

We are filing the registration statement of which this Prospectus forms a part pursuant to the provisions of the Registration Agreement that we entered into in connection with the Mercer Transaction.

Shares of Common Stock being offered by the Selling Stockholders	Up to 8,559,637 shares of Common Stock, consisting of the following:

(a) 221,402 shares of common stock previously issued by the Company to Carter Terry and registered brokers employed by Carter Terry at a deemed price of $0.271 per share in connection with the Secured Note Transaction;

(b) 4,764,706 shares of Common Stock issuable upon conversion of the First Secured Notes having an aggregate principal amount of $1,620,000 at a conversion price of $0.34 per share; and

(c) 3,573,529 shares of common stock issuable upon the exercise of the First Secured Note Warrants at a price of $0.60 per share.

Shares of Common Stock Outstanding	160,559,027 shares of Common Stock (as of July 13, 2022)

Shares of Common Stock Outstanding after giving effect to issuance of shares registered hereunder.

168,897,262 shares of Common Stock (as of July 6, 2022) and assuming the conversion of the total principal amount under the First Secured Notes and the exercise of all of the First Secured Note Warrants for cash.

Use of Proceeds.

We will not receive any proceeds from the sale of common stock by the Selling Stockholders.  We may receive additional proceeds if Mercer exercises the First Secured Note Warrants for cash.  If all of the First Secured Note Warrants are exercised for cash, we will receive gross proceeds of $2,144,117.40.  There is no assurance that any of the First Secured Note Warrants will ever be exercised, for cash or otherwise.  See the section titled "Use of Proceeds" for additional information.

Risk Factors

Investing in our Common Stock involves a high degree of risk.  Only those investors who are able to bear the loss of their investment should consider investing in our Common Stock. Below is a summary of material factors that make an investment in our securities speculative or risky. Importantly, this summary does not address all of the risks and uncertainties that we face. Additional discussion of the risks and uncertainties summarized in this risk factor summary, as well as other risks and uncertainties that we face, can be found under the section titled "Risk Factors" in this prospectus and in our periodic reports incorporated by reference in this prospectus. The below summary is qualified in its entirety by that more complete discussion of such risks and uncertainties. You should consider carefully the risks and uncertainties described under the section of this prospectus titled "Risk Factors" as well as those risk factors contained in our periodic reports filed with the SEC and incorporated by reference in this prospectus as part of your evaluation of an investment in our securities:

  We have a history of losses and we may not be able to achieve or sustain profitability in the future.
  If consumers fail to adopt our software applications, our ability to grow our business and results of operations may be adversely affected.
  Competition from existing or new companies could affect our ability to attract users to our software applications.
  If our software applications fail or are perceived to fail or have or are perceived to have defects, errors, or vulnerabilities, our brand and reputation would be harmed, which would adversely affect our business and results of operations.
  We rely on third-party data centers to host and operate our platform, and any disruption of or interference with its use of these facilities may negatively affect our ability to maintain the performance and reliability of our platform, which could cause our business to suffer.

  Our future success will be substantially dependent on our ability to attract, retain, and motivate the members of our management team and other key employees throughout our organization, and the loss of one or more key employees or an inability to attract and retain highly skilled employees could harm our business.
  If we are unable to maintain successful relationships with our distribution partners, or if our distribution partners fail to perform, our ability to market, sell and distribute our platform and solutions efficiently will be limited, and our business, financial position and results of operations will be harmed.
  The success of our business will depend in part on our ability to protect and enforce our intellectual property rights.
  We are subject to laws and regulations, including governmental export and import controls, sanctions, and anti-corruption laws, that could impair our ability to compete in our markets and subject us to liability if we are not in full compliance with applicable laws.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this Prospectus before investing in our common stock.  Before making a decision to invest in our securities, you should carefully consider the following risk factors, as well as the risks described under "Risk Factors" in any applicable prospectus supplement and the risks described in our most recent Annual Report on Form 10-K, or any updates to our risk factors described in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this Prospectus or any applicable prospectus supplement.

If any of these risks occur, our business, operating results and financial condition could be seriously harmed, which could in turn adversely affect your investment. The market price of our securities could decline due to any of these risks, and you could lose all or part of your investment.  The risks and uncertainties described below are not the only ones we face.  Additional risks and uncertainties, including those of which we are currently unaware or that we deem immaterial, could also affect our business or your investment in our securities.

Risks Related to the Company's Business

Our Efforts to Attract and Retain Users may not be Successful.  We have experienced significant user growth over the past several years. Our ability to continue to attract users will depend in part on our ability to effectively market our service, consistently provide our users with compelling content choices, as well as a quality experience for selecting and viewing factual entertainment. Furthermore, the relative service levels, content offerings, pricing and related features of competitors to our service may adversely impact our ability to attract and retain users. Competitors include other entertainment video providers, such as Multichannel Video Programming Distributors (MVPDs) and Subscription Video on Demand (SvoD) services. If consumers do not perceive our service offering to be of value, including if we introduce new or adjust existing features, adjust pricing or service offerings or change the mix of content in a manner that is not favorably received by them, we may not be able to attract and retain users. In addition, we believe that many of our users rejoin our service or originate from word-of-mouth advertising from existing users. If our efforts to satisfy our existing users are not successful, we may not be able to attract users, and as a result, our ability to maintain and/or grow our business will be adversely affected. Users may cancel our service for many reasons, including: a perception that they do not use the service sufficiently, the need to cut household expenses, selection of content is unsatisfactory, competitive services provide a better value or experience and customer service issues are not satisfactorily resolved. Membership growth is also impacted by seasonality, with the first quarter historically representing our greatest growth, also affecting the timing of our content release schedules. We must continually add new users both to replace cancelled users and to grow our business beyond our current user base. If we do not grow as expected, we may not be able to adjust our expenditures or increase our per user revenues commensurate with the lowered growth rate, such that our margins, liquidity and results of operations may be adversely impacted, and our ability to operate may be strained. If we are unable to successfully compete with current and new competitors in both retaining our existing users and attracting new users, our business will be adversely affected. Further, if excessive numbers of users cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate to replace these users with new users.

Operating Results are Likely to Fluctuate Significantly.  We expect our operating results to fluctuate significantly in the future based on a variety of factors, many of which are outside our control and difficult to predict. As a result, period-to-period comparisons of our operating results may not be a good indicator of our future or long-term performance. The following factors may affect us from period-to-period and may affect our long-term performance:

  our ability to maintain and develop new and existing revenue-generating relationships;
  our ability to improve or maintain gross margins in our business;
  the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;
  our ability to significantly increase our subscriber base and retain customers;
  our ability to enforce our contracts and collect receivables from third parties;
  our ability to develop, acquire and maintain an adequate breadth and depth of content via original productions, co-productions, commissions and/or licenses;

  changes by our competitors to their product and service offerings;
  increased competition;
  our ability to detect and comply with data collection and privacy regulation and customer questions related thereto in every jurisdiction in which we operate;
  changes in promotional support or other aspects of our relationships with our partners through which we make our service available, including the MVPDs and/or the vMVPDs (virtual multichannel video programming distributors), through which we offer our content;
  our ability to effectively manage the development of new business segments and markets, and determine appropriate contract and licensing terms;
  our ability to maintain and develop new and existing marketing relationships;
  our ability to maintain, upgrade and develop our website, our applications through which we offer our service on our customers' devices and our internal computer systems;
  fluctuations in the use of the Internet for the purchase of consumer goods and services such as those offered by us;
  technical difficulties, system downtime or Internet disruptions;
  our ability to attract new and qualified personnel in a timely and effective manner and retain existing personnel;
  our ability to attract and retain sponsors and prove that our sponsorship offerings are effective enough to justify a pricing structure that is profitable for us;
  the success of our program sales to other media companies;
  our ability to successfully manage the integration of operations and technology resulting from possible future acquisitions;
  governmental regulation and taxation policies; and
  general economic conditions and economic conditions specific to the Internet, online commerce and the media industry.

Managing Growth.  We have expanded rapidly since we launched our subscription service in March 2020 We anticipate that further expansion of our operations will be required to achieve significant growth in our products, lines of business and user base and to take advantage of favorable market opportunities. Any future expansion will likely place significant demands on our managerial, operational, administrative and financial resources. If we are not able to respond effectively to new or increased demands that arise because of our growth, or, if in responding, our management is materially distracted from our current operations, our business may be adversely affected. In addition, if we do not have sufficient breadth and depth of content necessary to satisfy increased demand arising from growth in our user base, our user satisfaction may be adversely affected.

We are continuing to expand our operations internationally, scaling our service to effectively and reliably handle anticipated growth in both users and features related to our service and ramping up our ability to produce original content. As our offerings evolve, we are managing and adjusting our business to address varied content offerings, consumer customs and practices, different technology infrastructure, different markets for factual video content, as well as differing legal and regulatory environments. As we scale our service, we are developing technology and utilizing third-party "cloud" computing services. As we ramp up our original content production, we are building out expertise in a number of disciplines, including creative, marketing, legal, finance, licensing and other resources related to the development and physical production of content. If we are not able to manage the growing complexity of our business, including improving, refining or revising our systems and operational practices related to our operations and original content, our business may be adversely affected.

Costs and Challenges Associated with Strategic Acquisitions and Investments.  From time to time, we acquire or invest in businesses, content, and technologies that support our business. The risks associated with such acquisitions or investments include the difficulty of integrating solutions, operations, and personnel; inheriting liabilities and exposure to litigation; failure to realize anticipated benefits and expected synergies; and diversion of management's time and attention, among other acquisition-related risks. We may not be successful in overcoming such risks, and such acquisitions and investments may negatively impact our business.

In addition, a significant portion of the purchase price of companies we acquire may be allocated to acquire goodwill, which must be assessed for impairment at least annually. If our acquisitions do not yield expected returns, we may be required to take charges to our operating results based on this impairment assessment process. Acquisitions also could result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our operating results.

Furthermore, if we do not integrate an acquired business successfully and in a timely manner, we may not realize the benefits of the acquisition to the extent anticipated. If an acquired business fails to meet our expectations, our operating results, business and financial condition may suffer. Acquisitions and investments may contribute to fluctuations in our quarterly financial results. These fluctuations could arise from transaction-related costs and charges associated with eliminating redundant expenses or write-offs of impaired assets recorded in connection with acquisitions and investments, which could negatively impact our financial results.

Certain of Our Growth Strategies are Untested, Unproven or not yet fully Developed.  We intend to increase our revenues through expanding our subscriber base by, among other things, continuing to expand into international markets, expanding into the mobile video market. There can be no assurance that these international partnerships will be successful or result in our meeting revenue targets.

If We Experience Excessive Rates of User Churn, Our Revenues and Business will be Harmed. In order to increase our revenues, we must minimize the rate of loss of existing users while adding new users to our Kast subscription service. Our experience during our operating history indicates that there are many variables that impact churn, including the type of plan selected, user engagement with the platform and length of a user's subscription to date. As a result, in periods of rapid user growth, we believe that our average churn is likely to increase as the average length of subscription to date decreases. Similarly, in periods of slow user growth, we believe that our average churn is likely to decrease since our average user duration is longer. However, these estimates are subject to change based on a number of factors, including the percentage of users selecting monthly vs. annual plans, increased rates of subscription cancellations and decreased rates of user acquisition. We cannot assure you that these estimates will be indicative of future performance or that the risks related to these estimates will not materialize. Users may cancel their subscription to our service for many reasons, including, among others, a perception that they do not use the service sufficiently, or the belief that the service is a poor value or that customer service issues are not satisfactorily resolved. We must continually add new users both to replace users who cancel and to continue to grow our business beyond our current user base. If too many of our users cancel our service, or if we are unable to attract new users in numbers sufficient to grow our business, our operating results will be adversely affected. Further, if excessive numbers of users cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to replace these users with new users.

Risks Connected with Content We Acquire, Produce, License and/or Distribute, such as Unforeseen Costs and Potential Liability.  As a producer and distributor of content, we face potential liability for negligence, copyright and trademark infringement, or other claims based on the nature and content of materials that we acquire, produce, license and/or distribute. We also may face potential liability for content used in promoting our service, including marketing materials. We are devoting more resources toward the development, production, marketing and distribution of original programming. We believe that original programming can help differentiate our service from other offerings, enhance our brand and otherwise attract and retain users. To the extent our original programming does not meet our expectations, in particular, in terms of costs, viewing and popularity, our business, including our brand and results of operations, may be adversely impacted. As we expand our original programming, we have become responsible for production costs and other expenses. We also take on risks associated with production, such as completion risk. To the extent we create and sell physical or digital merchandise relating to our original programming, and/or license such rights to third parties, we could become subject to product liability, intellectual property or other claims related to such products. We may decide to remove content from our service, not to place licensed or produced content on our service or discontinue or alter production of original content if we believe such content might not be well received by our users or could be damaging to our brand.

To the extent we do not accurately anticipate costs or mitigate risks, including for content that we obtain but ultimately does not appear on or is removed from our service, or if we become liable for content we acquire, produce, license and/or distribute, our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability or unforeseen production risks could harm our results of operations. We may not be indemnified against claims or costs of these types and we may not have insurance coverage for these types of claims.

Payment Processing Risks.  Our users pay for our service using a variety of different payment methods, including credit and debit cards, gift cards, direct debit and online wallets. We rely on third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations and require payment of interchange and other fees. To the extent there are disruptions in our payment processing systems, increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors and/or changes to rules or regulations concerning payment processing, our revenue, operating expenses and results of operation could be adversely impacted. In addition, the recent military invasion of Ukraine by Russian forces and the economic sanctions imposed by the U.S. and other nations on Russia, Belarus and certain Russian organizations and individuals may disrupt payments we receive for distribution of our content in Russian territories. In certain instances, we leverage third parties such as our MVPDs and other partners to bill subscribers on our behalf. If these third parties become unwilling or unable to continue processing payments on our behalf, we would have to find alternative methods of collecting payments, which could adversely impact user acquisition and retention. In addition, from time to time, we encounter fraudulent use of payment methods, which could impact our results of operation and if not adequately controlled and managed could create negative perceptions of our service.

If We Fail to Maintain or, in Newer Markets Establish, a Positive Reputation with Consumers Concerning Our Service, Including the Content We Offer, We may not be Able to Attract or Retain Users, and Our Operating Results may be Adversely Affected. We believe that a positive reputation with consumers concerning our service is important in attracting and retaining users who have many choices when it comes to where to obtain video entertainment. To the extent our content is perceived as low quality, offensive or otherwise not compelling to consumers, our ability to establish and maintain a positive reputation may be adversely impacted. To the extent our content is deemed controversial or offensive by government regulators, we may face direct or indirect retaliatory action or behavior, including being required to remove such content from our service, and our entire service could be banned and/or become subject to heightened regulatory scrutiny across our business and operations. In light of the recent military invasion of Ukraine by Russian forces and the economic sanctions imposed by the U.S. and other nations on Russia, Belarus and certain Russian organizations and individuals, our contracts to sell and distribute our content to Russian distributors in Russian territories may cast us in a negative light with consumers, governmental authorities, business partners or other stakeholders and injure our reputation. Furthermore, to the extent our marketing, customer service and public relations efforts are not effective or result in negative consumer reaction, our ability to establish and maintain a positive reputation may likewise be adversely impacted. Lastly, to the extent we suffer any security vulnerabilities, bugs, errors or other performance failures, our ability to establish and maintain a positive reputation may be adversely impacted. With newer markets, we also need to establish our reputation with consumers and to the extent we are not successful in creating positive impressions, our business in these newer markets may be adversely impacted.

Risks Associated with the Company's eSports and Gaming Business

Licensing.  Currently, other than business and operations licenses applicable to most commercial ventures, the Company is not required to obtain any governmental approval for its business operations.  There can be no assurance, however, that governmental institutions will not, in the future, impose licensing or other requirements on the Company.  Additionally, as noted below, there are a variety of laws and regulations that may, directly or indirectly, have an impact on the Company's business.

Privacy Legislation and Regulations.  While the Company is not currently subject to licensing requirements, entities engaged in operations over the Internet, particularly relating to the collection of user information, are subject to limitations on their ability to utilize such information under federal and state legislation and regulation. In 2000, the Gramm-Leach-Bliley Act required that the collection of identifiable information regarding users of financial services be subject to stringent disclosure and "opt-out" provisions. While this law and the regulations enacted by the Federal Trade Commission and others relates primarily to information relating to financial transactions and financial institutions, the broad definitions of those terms may make the businesses entered into by the Company and its strategic partners subject to the provisions of the Act. This, in turn, may increase the cost of doing business and make it unattractive to collect and transfer information regarding users of services. This, in turn, may reduce the revenues of the Company and its strategic partners, thus reducing potential revenues and profitability. Similarly, the Children On-line Privacy and Protection Act ("COPPA") imposes strict limitations on the ability of Internet ventures to collect information from minors. The impact of COPPA may be to increase the cost of doing business on the Internet and reducing potential revenue sources. The Company may also be impacted by the US Patriot Act, which requires certain companies to collect and provide information to United States governmental authorities. A number of state governments have also proposed or enacted privacy legislation that reflects or, in some cases, extends the limitations imposed by the Gramm-Leach-Bliley Act and COPPA. These laws may further impact the cost of doing business on the Internet and the attractiveness of Live Current's inventory of domain names.

Advertising Regulations.  In response to concerns regarding "spam" (unsolicited electronic messages), "pop-up" web pages and other Internet advertising, the federal government and a number of states have adopted or proposed laws and regulations which would limit the use of unsolicited Internet advertisements. While a number of factors may prevent the effectiveness of such laws and regulations, the cumulative effect may be to limit the attractiveness of effecting and promoting sales on the Internet, thus reducing the value of the Company's advertising driven revenue model.

There are currently few laws or regulations that specifically regulate communications or commerce on the Internet.  However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services.  For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet.  Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies.  This could increase the cost of transmitting data over the Internet.  Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the Internet.  Any new laws or regulations relating to the Internet or any new interpretations of existing laws could have a negative impact on Live Current's business and add additional costs to doing business on the Internet.

Competition.  The Company competes with many companies possessing greater financial resources and technical facilities than itself in the B2C (business-to-consumer) market as well as for the recruitment and retention of qualified personnel. In addition, some of these competitors have been in business for longer than us and may have established more strategic partnerships and relationships than the Company.

Dependence on One or a Few Major Customers.  The Company does not currently depend on any single customer for a significant proportion of its business. However, as the Company enters into strategic transactions, the Company may choose to grant exclusive rights to a small number of parties or otherwise limit its activities that could, in turn, create such dependence. The Company, however, has no current plans to do so.

Patents, Trademarks and Proprietary Rights.  On November 16, 2007, the Company filed a trademark application with the US Patent & Trademark Office ("USPTO") for the mark "LIVE CURRENT".  A certificate of registration was issued on October 14, 2008 and the mark was assigned registration number 3,517,876.

The Company will consider seeking further trademark protection for its online businesses; however, the Company may be unable to avail itself of trademark protection under United States laws. Consequently, the Company will seek trademark protection only where it has determined that the cost of obtaining protection, and the scope of protection provided, results in a meaningful benefit to the Company.

Market Acceptance.  Both SPRT MTRX and Trivia Matrix are new products in a product-abundant gaming market and there is no guarantee that they will be accepted by the market.  In addition to acceptance, should they be accepted, there is no guarantee that they will maintain their popularity in a notoriously fickle gaming market.

Suspension of Live, Professional Sports.  SPRT MTRX relies on live, professional sports to provide game content.  Without live professional sports, SPRT MTRX will be forced to change its business model.  This could possibly include developing artificial intelligence induced content.  There could be significant costs associated with this change and there is no guarantee that it would meet with public acceptance.

Risks Related to the Company's Securities

Additional financing will be required. The Company anticipates that it will require significant additional financing to fund its proposed business development plans. The costs of developing the Company's platforms is anticipated to be substantially greater than the Company's existing financial resources, and the Company anticipates that it will require substantial financing to develop and operate its businesses over the next 12 months.

If the Company is unable to obtain additional financing when needed, the Company may not be able to complete its business development plans or its business could fail.  The Company will scale back its development plans depending upon its existing financial resources.

The Company's ability to obtain future financing will be subject to a number of factors, including the variability of the global economy, investor interest in our planned business projects, and the performance of equity markets in general. These factors may make the timing, amount, terms or conditions of additional financing unavailable to the Company. If the Company is not able to obtain financing when needed or in an amount sufficient to enable us to complete our programs, the Company may be required to scale back its business development plans.

Additional financings that are equity financing will dilute existing stockholders. The most likely source of future financing presently available to the Company is through the sale of shares of its common stock. Issuing shares of common stock, for financing purposes or otherwise, will dilute the interests of existing stockholders.

The Company's stock price is volatile.  The stock markets in general, and the stock prices of Internet companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of any specific public company.  The market price of the Company's Common Stock is likely to fluctuate in the future, especially if the Company's Common Stock is thinly traded.  Factors that may have a significant impact on the market price of the Company's Common Stock include:

(a) actual or anticipated variations in the Company's results of operations;

(b) the Company's ability or inability to generate new revenues;

(c) increased competition;

(d) government regulations, including Internet regulations;

(e) conditions and trends in the Internet industry;

(f) proprietary rights; or

(g) rumors or allegations regarding the Company's financial disclosures or practices.

The Company's stock price may be impacted by factors that are unrelated or disproportionate to its operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of the Company's Common Stock.

The Company does not expect to pay dividends in the foreseeable future.  The Company has never paid cash dividends on its Common Stock and has no plans to do so in the foreseeable future.  The Company intends to retain earnings, if any, to develop and expand its business.

"Penny Stock" rules may make buying or selling the Company's Common Stock difficult, and severely limit its market and liquidity.  Trading in the Company's Common Stock is subject to certain regulations adopted by the SEC commonly known as the "penny stock" rules.  The Company's Common Stock qualifies as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers who sell the Common Stock in the aftermarket.  The "penny stock" rules govern how broker-dealers can deal with their clients and "penny stocks".  For sales of The Company's Common Stock, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you.  The additional burdens imposed upon broker-dealers by the "penny stock" rules may discourage broker-dealers from effecting transactions in The Company's Common Stock, which could severely limit their market price and liquidity of its Common Stock.  This could prevent you from reselling your shares and may cause the price of the Common Stock to decline.

Lack of operating revenues.  The Company has limited operating revenues and is expected to continue to do so for the foreseeable future.  Management has assessed the Company's ability to continue as a going concern and the financial statements included with this registration statement includes disclosure that there is a substantial doubt as to the Company's ability to continue as a going concern.  The audit report of the Company's principal independent accountants for the years ended December 31, 2021 and December 31, 2020 includes a statement regarding the uncertainty of the Company's ability to continue as a going concern.  The Company's failure to achieve profitability and positive operating revenues could have a material adverse effect on its financial condition and results of operations and could cause the Company's business to fail.

No assurance that forward-looking assessments will be realized.  The Company's ability to accomplish its objectives and whether or not we are financially successful is dependent upon numerous factors, each of which could have a material effect on the results obtained. Some of these factors are in the discretion and control of management and others are beyond management's control. The assumptions and hypotheses used in preparing any forward-looking assessments contained herein are considered reasonable by management. There can be no assurance, however, that any projections or assessments contained herein or otherwise made by management will be realized or achieved at any level.

Uncertainty due to Global Outbreak of COVID-19. In March of 2020, the World Health Organization declared an outbreak of COVID-19 to be a global pandemic. The COVID-19 has impacted a vast array of businesses through the restrictions put in place by most governments internationally, including the USA federal government as well as provincial and municipal governments, regarding travel, business operations and isolation/quarantine orders. At this time, it is unknown to what extent the impact of the COVID-19 outbreak may have on the Company as this will depend on future developments that are highly uncertain and that cannot be predicted with confidence. These uncertainties arise from the inability to predict the ultimate geographic spread of the disease, and the duration of the outbreak, including the duration of travel restrictions, business closures or disruptions, and quarantine/isolation measures that are currently, or may be put, in place world-wide to fight the virus. While the extent of the impact is unknown, the COVID-19 outbreak may hinder the Company's ability to raise financing for exploration or operating costs due to uncertain capital markets, supply chain disruptions, increased government regulations and other unanticipated factors, all of which may also negatively impact the Company's business and financial condition.

FOR ALL OF THE AFORESAID REASONS AND OTHERS SET FORTH AND NOT SET FORTH HEREIN, AN INVESTMENT IN OUR SECURITIES INVOLVES A CERTAIN DEGREE OF RISK. ANY PERSON CONSIDERING INVESTING IN OUR SECURITIES SHOULD BE AWARE OF THESE AND OTHER FACTORS SET FORTH IN THIS REPORT AND IN THE OTHER REPORTS AND DOCUMENTS THAT WE FILE FROM TIME TO TIME WITH THE SEC AND SHOULD CONSULT WITH HIS/HER LEGAL, TAX AND FINANCIAL ADVISORS PRIOR TO MAKING AN INVESTMENT IN OUR SECURITIES. AN INVESTMENT IN OUR SECURITIES SHOULD ONLY BE ACQUIRED BY PERSONS WHO CAN AFFORD TO LOSE THEIR TOTAL INVESTMENT.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock sold by the Selling Stockholders.  However, we will receive proceeds in connection with any exercise of the Secured Note Warrants by the Selling Stockholders for cash.  If all of the First Secured Note Warrants held by the Selling Stockholders are exercised for cash, we anticipate that we will receive gross proceeds of $2,144,117.40.  However, there is no assurance that any of the First Secured Note Warrants will ever be exercised.  We intend to use any proceeds from the exercise of the First Secured Note Warrants to fund our business development efforts, and for working capital and general corporate purposes.

The First Secured Note Warrants are not being offered by the Selling Stockholders under this Prospectus; however, the shares of our common stock underlying these securities are being offering under this Prospectus by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the shares being offered hereunder (if any), and such sales may be made at prevailing market prices, or at privately negotiated prices

SECURED NOTE TRANSACTION

On February 15, 2022, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Mercer Street Global Opportunity Fund LLC ("Mercer") pursuant to which we agreed to sell to Mercer, for gross proceeds of up to $2,500,000, Original Issue Discount Senior Convertible Promissory Notes (the "Secured Notes") having an aggregate principal amount of up to $2,700,000 and warrants (the "Secured Note Warrants") to purchase up to 5,955,882 shares of the Company's common stock  in two tranches (the "Secured Note Transaction").

Upon signing the Purchase Agreement, for gross proceeds of $1,500,000 we issued Secured Notes in the aggregate principal amount of $1,620,000 (the "First Secured Notes") and Secured Note Warrants to purchase up to 3,573,529 shares of Common Stock (the "First Secured Note Warrants").

Subject to the terms and conditions set forth in the Purchase Agreement, for gross proceeds of $1,000,000, the Company and Mercer may close a second tranche for an additional Secured Note having an aggregate principal amount of $1,080,000 (the “Second Secured Note”) and additional Secured Note Warrants to purchase up to 2,382,353 shares of Common Stock (the “Second Secured Note Warrants”).   There is no assurance that a second tranche will be completed or that the Second Secured Note and the Second Secured Note Warrants will be sold under the Purchase Agreement.

The Secured Notes mature 24 months after issuance, bear interest at a rate of 4% per annum and are convertible into shares of Common Stock at an initial conversion price of $0.34 per share, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  We may prepay the Secured Notes (i) at any time during the first 90 days following closing at the face value of the Secured Notes, (ii) at any time during the period from 91 to 180 days following closing at a premium of 110% of the face value of the Secured Notes, and (iii) thereafter at 120% of the face value of the Secured Notes. The Secured Notes contain a number of customary events of default. Additionally, the Secured Notes are secured by all of the assets of the Company, including a lien on and security interest in all of the issued and outstanding equity interests of the wholly-owned subsidiaries of the Company, pursuant to a security agreement that was entered into in connection with the issuance of the Secured Notes (the "Security Agreement").

The Secured Note Warrants are exercisable at an initial exercise price of $0.60 per share for a term ending on the 5 year anniversary of the date of issuance.  The exercise price of the Secured Note Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

In connection with the Secured Note Transaction, the Company also entered into a registration rights agreement (the "Registration Agreement") with Mercer, pursuant to which the Company has agreed to file a registration statement (a "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register the resale of the shares of Common Stock issuable upon conversion of the First Secured Notes and exercise of the First Secured Note Warrants by no later than April 7, 2022 (the "Initial Filing Date"), and to use commercially reasonable efforts to have the Registration Statement declared effective within 60 days after filing.  If the Registration Statement is not effective six months after the issue date, the Secured Note Warrants may be exercised by means of a cashless exercise. If the Company fails to file or maintain the effectiveness of the Registration Statement, the Registration Agreement also provides for partial liquidated damages of 2% of the subscription proceeds on the date of such failure, and each month thereafter. However, if the shares are eligible for resale under Rule 144, no liquidated damages are payable.

The Company did not file a Registration Statement for the resale of the shares of Common Stock issuable upon conversion of the First Secured Notes and exercise of the First Secured Note Warrants by the Initial Filing Date.  Mercer has agreed to forbear from seeking liquidated damages (approximately $96,774 as of the date of this Prospectus) with respect to the failure to file the Registration Statement by the Initial Filing Date, provided that the Registration Statement is declared effective within 60 days after filing.

In connection with the Secured Note Transaction, the Company paid to Carter Terry a cash fee of $120,000 and issued to Carter Terry, and registered brokers employed by Carter Terry, an aggregate of 221,402 shares of Common Stock at a deemed price of $0.281 per share. If a second tranche is completed under the Purchase Agreement, Carter Terry will be entitled to a further cash fee equal to 8% of the funds raised in the second tranche, plus shares of Common Stock in an amount equal to 4% of the funds raised in the second tranche divided by the last closing price of the Common Stock prior to closing of the second tranche.

SELLING STOCKHOLDERS

To our knowledge, the following information sets forth, in respect of each of the Selling Stockholders:

1. the number of shares beneficially owned by each prior to the Offering;

2. the total number of shares that are to be offered by each;

3. the total number of shares that will be beneficially owned by each upon completion of the Offering;

4. the percentage owned by each upon completion of the Offering; and
5. the identity of the beneficial holder of any entity that owns the shares.

The Selling Stockholders listed below are not making any representation that any of the shares covered by this Prospectus will be offered for sale by them, and the Selling Stockholders may reject, in whole or in part, any proposed sale of the shares covered by this Prospectus.

The information provided below assumes that the Selling Stockholders do not sell any of our securities other than the securities specifically offered in this Prospectus under the Offering, and assumes that all of the securities offered by the Selling Stockholders in this Prospectus are sold.

Except as specifically disclosed below, none of the Selling Stockholders:

(i) is, to our knowledge, a broker-dealer or an affiliate of a broker-dealer;

(ii) has had a material relationship with us other than as a stockholder at any time within the past three years; or

(iii) has ever been one of our officers or directors.

Name Of Selling Security Holder	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Mercer Street Global Opportunity Fund LLC(3)	8,338,235	4.9%	8,338,235	Nil	*
Carter Terry and Company(4)	33,210	*	33,210	Nil	*
Adam Cabibi(5)	188,192	*	188,192	Nil	*
	8,559,637	5.1%	8,559,637	Nil	n/a

Notes:

* Represents less than 1%.

(1) The number of shares of our common stock beneficially owned has been determined in accordance with Rule 13d-3 under the Exchange Act, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under Rule 13d-3, beneficial ownership includes any shares as to which a selling stockholder has sole or shared voting power or investment power and also any shares which that selling stockholder has the right to acquire within 60 days of the date of this prospectus through the exercise of any stock options or warrants.  The number of shares beneficially owned also assumes that each selling security holder (1) sells all of the securities being offered by them in this prospectus; (2) does not dispose of any security of the Company other than the securities being offered in this prospectus; and (3) does not acquire any additional securities of the Company.

(2) The percentages of beneficial ownership are based on 168,897,262 shares of Common Stock, which assumes the exercise of all of the First Secured Notes and the First Secured Note Warrants, but without giving effect to the exercise or conversion of any other securities convertible into, or exercisable for, shares of Common Stock.

(3) Jonathan Juchno is the Chair of the Investment Committee of Mercer Street Global Opportunity Fund, LLC, and its principal business address is 1111 Brickell Avenue, Suite 290, Miami, FL 33131. Includes (i) 4,764,706 shares of Common Stock issuable upon conversion of the First Secured Notes, and (ii) 3,573,529 shares of common stock issuable upon the exercise of the First Secured Note Warrants. The foregoing is calculated without without giving effect to the following blockers: The Secured Notes and Secured Note Warrants held by the Selling Stockholder are subject to beneficial ownership limitations such that the Secured Notes and Secured Note Warrants may not be converted or exercised, respectively, if it would result in the holder exceeding the beneficial ownership limitation. The beneficial ownership limitation is initially 4.99% but may be increased to 9.99% upon at least 61 days prior written notice to the Company.

(4) Timothy Terry has voting and investment control over the securities of the Company held by Carter Terry.  Carter Terry is a registered broker-dealer and acted as placement agent for the March Private Placement.  The securities being registered for Carter Terry were issued as compensation for services provided by Carter Terry as placement agent for the March Private Placement.

(5) Mr. Cabibi is a registered broker and an employee of Carter Terry. The securities being registered for Mr, Cabibi were issued as compensation for services provided by Carter Terry as placement agent for the March Private Placement. Mr. Cabibi has certified to us that he acquired the securities being offered by him in the ordinary course of business, and, at the time he acquired these securities, he had no agreements or understandings, directly or indirectly, with any person to distribute the securities being offered by him.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the OTC Markets or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  an exchange distribution in accordance with the rules of the applicable exchange;
  privately negotiated transactions;
  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
  broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
  a combination of any such methods of sale; or
  any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933 (the "Securities Act"), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121 or NASD Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASD IM-2440.

In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

The following description is a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 500,000,000 shares of common stock with $0.001 par value per share (the "Common Stock"). As of the date of this registration statement, there were 160,559,027 shares of Common Stock issued and outstanding held by 189 shareholders of record.

Our Common Stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors.  Holders of not less than 25 percent (25%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at meetings of our stockholders. Except as otherwise provided by law, our Articles of Incorporation or our Bylaws, all action taken by the holders of a majority of the votes cast, excluding abstentions, at any meeting at which a quorum is present shall be valid and binding; provided, however, that directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by our Articles of Incorporation or our Bylaws, a majority of the outstanding shares of such class or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter and, except where otherwise provided by the statute or by our Articles of Incorporation or our Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the votes cast, including abstentions, by the holders of shares of such class or classes or series shall be the act of such class or classes or series.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

The holders of our Common Stock are entitled to receive dividends when and if declared by the directors out of funds legally available therefore and to share pro rata in any distribution to the holders of our Common Stock.  The shares of Common Stock do not carry any subscription, redemption or conversion rights, nor do they contain any sinking fund or purchase fund provisions.

Upon our liquidation, dissolution, or winding up, the holders of the Common Stock, after payment of all liabilities, are entitled to receive our net assets in proportion to the respective number of shares held by them.

In the event of any merger or consolidation with or into another company in connection with which shares of our Common Stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our Common Stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Secured Notes and Secured Note Warrants

The shares being offered by certain of the Selling Stockholders consist of shares of Common Stock issuable upon the conversion of Secured Notes and Secured Note Warrants previously issued.  For a description of the Secured Notes and the Secured Note Warrants, see "Secured Note Transaction".

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries.  Nor was any such person connected with the Company, or any of its parents or subsidiaries, a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Dale Matheson Carr Hilton Labonte LLP (“DMCL”), our independent accountant, has audited our financial statements incorporated by reference in this Prospectus and registration statement to the extent and for the periods set forth in their audit report.  DMCL has presented their report with respect to our audited financial statements.  The report of DMCL is incorporated by reference in this Prospectus and registration statement in reliance upon their authority as experts in accounting and auditing.

DESCRIPTION OF BUSINESS

Company Background and Overview

Live Current Media, Inc. (the "Company") was incorporated under the laws of the State of Nevada on October 10, 1995.

On April 22, 2022, the Company acquired all of the outstanding shares of Evasyst, Inc. (doing business as "Kast")("Evasyst") by means of a reverse triangular merger (the "Merger").  In connection with the Merger, the Company's wholly owned subsidiary formed for the purpose of completing the Merger, Evasyst Acquistion Inc. ("Merger Sub") merged with, and into, Evasyst, with Evasyst continuing as the surviving entity as a wholly owned subsidiary of the Company.  In consideration for all of the outstanding shares in the common stock of Evasyst (the "Evasyst Shares"), the Company issued to the former stockholders of Evasyst 125,000,000 shares in the Common Stock of the Company.

Evasyst was incorporated under the laws of the State of Delaware on December 18, 2015.

Evasyst, Inc has a US subsidiary, Rabbit Asset Purchase Corp., a Delaware corporation which holds the assets of the Rabbit asset acquisition in 2019.This subsidiary was created In July 2019, to acquire certain assets of Rabbit Inc.  Rabbit was an online, video streaming service that let users watch videos together.  The acquisition included a patent portfolio which today includes 7 patents and 3 patents pending, all related to video streaming, orchestration and coordinating streams and the Rabbit customer base of over 10 million users of the Rabbit platform.

Prior to its acquisition of Evasyst, the Company was a digital technology company primarily involved in the development of two game apps, SPRT MTRX and Trivia Matrix.  The Company intends to continue the development of SPRT MTRX and Trivia Matrix.

In addition to Evasyst, the Company is the sole shareholder of Domain Holdings Inc., originally formed under the laws of British Columbia, Canada on July 4, 1994 and re-domiciled to Alberta, Canada on April 14, 1999 ("DHI"). The Company is also the majority shareholder of Perfume, Inc. (95% ownership), formed under the laws of the State of Delaware on March 13, 2008. Perfume, Inc. is currently dormant and does not carry on an active business. References herein to the Company include DHI and Perfume, Inc. (collectively, the "Subsidiaries") unless otherwise stated.

Kast

Kast is a social video application Kast that allows users to host public or private watch parties with friends on their PC, Mac, web and mobile. Kast's technology is unique to the creation of intimate private watch parties, aka spectate, that scales with millions of users.  Kast is at the intersection of fast-growing markets in live events, social media and video streaming with its multi-channel watch party solution. During COVID19, Kast received fast user adoption and has had steady monthly recurring revenue since adding a premium subscription service in February 2020.

Kast is a virtual living room for all users to host public or private events, watch content together, or interact socially on a scalable platform on their computer or mobile. Users can elect to subscribe for premium features and better bandwidth or enjoy the free features provided.  Kast's revenue model is considered to be "Freemium".

Kast is built on a number of cloud-based technologies that in concert perform the duties of relational data management, app communication, webRTC server provisioning and load balancing of those server resources in relation to active video parties.

Kast has client apps for desktop, web, iOS, Android platforms that communicate with the backend service-oriented architecture REST APIs to add, update and retrieve relational and status data. When a user enters a party, they are handed off to a webRTC server with a custom webSocket and its own REST API layer that handles most of the party status signaling and management.

Kast provides support for:

Social media platform:

  Full text chat implementation (direct messages, group chat, emoticons, animated reactions)
  Connecting to friends
  Party / Virtual Room memberships
  Realtime presence
  Notifications
  120 people in each party (20 can stream + 100 can watch/chat)

Video chat:

  Fully featured video chat based on WebRTC
  Real time bandwidth adaptation based on network condition
  20 people supported in each party

Real-time content sharing:

  Synchronized video streaming
  VOD library that can be populated with any video content
  Integration with YouTube
  Ability to screenshare
  Real time transcoding of any source
  Proven scale to concurrent 100,000 users

Safety:

  Party moderation rights
  Banning, kicking and blocking
  Community reports linked to Slack
  A moderation platform for internal use

System monitoring:

  Grafana system monitoring and alerts
  Mixpanel metrics and behavioral data

Kast has a software as a service (SaaS) offering at a monthly charge or annual charge for premium subscribers. Currently Kast offers three tiers of membership:

	Free	Base	Premium
Join parties	X	X	X
Invite Friends	X	X	X
Text chat	X	X	X
Voice chat	X	X	X
Video chat	X	X	X
Share free Kast TV	X	X	X
Share all Kast TV		X	X
Share screen (standard)		X	X
Premium reactions		X	X
Share screen (HD)			X
No ads			X
Premium bitrate			X
Picture-in-picture			X

Looking forward the Company believes that there are opportunities for Kast in business-to-business (B2B) and business-to-consumer fields:

  B2B: Professional virtual theater offerings with a focus on film festivals; private theaters; independent film makers.
  B2C: Watch parties as a service, "Powered by Kast" with a focus on TV manufacturers and over-the-top (OTT) media providers.

Competition

_____________________________________________
1 https://www.prnewswire.com/news-releases/events-industry-market-size-worth--2-194-40-billion-globally-by-2028-at-13-48-cagr-verified-market-research-301455483.html

2 https://www.fortunebusinessinsights.com/video-streaming-market-103057

3 https://www.globenewswire.com/news-release/2021/08/27/2287644/28124/en/Global-Social-Networking-Platforms-Market-2021-to-2026-Featuring-Facebook-Pinterest-and-Twitter-Among-Others.html

SPRT MTRX

SPRT MTRX is a gaming app, available in both iPhone and Android versions, in which players bid on the final scores of NHL, NBA and NFL games.  The events are organized as "Challenges" and cover multiple games over one day.  A cash prize is awarded to the player who receives the most points for correctly bidding on the final scores of the games included in the Challenge.  The system for bidding on the final scores is unique in the gaming industry.

The business model for SPRT MTRX entails offering cash prizes to introduce and attract players to the game, developing a large contingent of users and delivering advertisements.  This model, free to play (F2P), has proven popular among gamers as the lure of free money is a very attractive inducement.

The Company intends to continue to develop and enhance the SPRT MTRX through 2022 by adding additional functionality and more sports such as MLB and EPL but does not anticipate generating any significant revenue from SPRT MTRX in fiscal 2022.

Trivia Matrix

Trivia Matrix is a mobile trivia game app.  The game consists of a 4 x 4 grid of eight mixed pairs of trivia data belonging to a specific category.  The categories are Geography, History, Sports, Natural World, Pop Culture and Entertainment.  The goal of the game is to eliminate each pair of trivia by matching them together and clear the grid of all data.  Examples of matches are: actor with movie, musician with band, painter with painting, country with capital and country with silhouette.

Trivia Matrix is a free to play (F2P) game.  The Company generates revenue by presenting advertisements periodically to players who complete games and, in the future, intends to introduce in-app purchases (IAP) such as pay to avoid advertisements and pay to gain access to a premium account, which includes more data and more questions.

Players can play individual games to beat the clock or head-to-head (H2H) games against other players to climb a challenge ladder.

The game is available on the Apple App Store and the Google Play Store.

Competition

The market for social media platforms and game development is characterized by rapid technological change, frequent product innovation, changing user preferences and expectations.  The Company faces significant competition in every aspect of its business.  Many of the Company's competitors are more established, have greater market share, greater user adoption and greater financial and other resources.  In addition to competition for its products, the Company also competes to attract, engage and retain advertisers, content providers, platform partners and developers, employees, software engineers and designers and product managers.

Competitors of the Company include:

  Companies that offer products that enable people to create and share ideas, videos, and other content and information.
  Companies that offer advertising space and opportunities to advertisers.
  Companies that develop applications, particularly mobile applications, that create, syndicate and distribute content across different platforms.
  Traditional, online, and mobile businesses and media companies that enable people to consume content or marketers to reach their audiences and/or develop tools and systems for managing and optimizing advertising campaigns.

Some of these competing companies and their products include Discord, Amazon (Twitch), ByteDance (TikTok), Salesforce (Slack), Microsoft (Teams, Skype, LinkedIn), Twitter, Meta (Facebook, Instagram, WhatsApp), Alphabet (Google Chat, Google Meet, YouTube), and Snap (Snapchat).

If the Company is unable to compete effectively for users of its platform or apps, software engineers and developers, advertisers, or other resources, the Company's business and operating results could be harmed.  See "Risk Factors".

Intellectual Property

To protect our intellectual property rights, we rely on a combination of patents, trade secrets and trademarks.  We currently own 7 issued patents, as well as an additional 4 patents pending, all related to video streaming and marketplace for video content.

In addition, we own a number of registered trademarks relating to our brand and business:

Evasyst™

Play Together. Watch Together. Be Together.™

as well as 4 trademark applications in process.

Government Regulation

The Company is subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to its business, including laws and regulations relating to privacy, data protection, cybersecurity, publication rights, content regulation, data localization, intellectual property, competition, protection of minors, consumer protection, credit card processing, taxation or other matters. Many of the laws and regulations impacting the Company's business, particularly in the area of privacy and data protection, are still evolving and could be developed, interpreted or applied in a manner that is inconsistent from region to region. The Company's current policies and practices may not be consistent with all of these laws and regulations or how those laws and regulations are interpreted, and as a result, the Company's business could be negatively impacted. People may also be restricted from accessing the Company's platforms or apps from or in certain countries.

See "Risk Factors".

Employees

The Company has a total of ten (10) employees, of which eight (8) are full-time employees.

Facilities

The Company does not currently own any real property.  The Company currently leases its principal executive offices located at 10801 Thornmint Rd., Suite 200, San Diego, CA, 92127.  The Company believes that its existing facilities are sufficient for its current needs.  In the future, the Company may need to expand its offices or facilities. If that occurs, the Company believes that it will be able to do so on commercially reasonable terms.

LEGAL PROCEEDINGS

The Company is not currently a party to any material legal proceedings.

On April 30th, 2021, San Diego Innovation Center, commenced a legal action in the Superior Court of California, County of San Diego, Central Division against Evasyst for breach of lease. These proceedings related to a 5-year lease that Evasyst entered into in December 2019 prior to the COVID-19 pandemic and the stay at home order issued by the Governor of California in March 2020.  San Diego Innovation Center relet the property in June 2021 and is now in mediation for a lease settlement. These proceedings are scheduled for trial in August 2022. Evasyst is working through a mediator to find a suitable settlement.

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Information

The Company's Common Stock is currently quoted on the OTC Link alternative trading system operated by OTC Markets Group, Inc., on the OTCQB market tier under the symbol "LIVC".  Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transaction.

The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, general trends in the market and other factors, over many of which we have little or no control. In addition, broad market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance.

Holders

As of the date of this prospectus, there were189 registered holders of Common Stock. The number of registered holders does not include stockholders holding their shares on deposit with brokers or dealers and registered in the name of stock depositories.

Dividends

The Company has never declared, nor paid, any dividend since its incorporation, and we do not foresee paying any dividend in the near future since all available funds will be used to conduct the Company's business development activities. Any future payment of dividends will depend on our financing requirements and financial condition and other factors which the board of directors, in its sole discretion, may consider appropriate.

FINANCIAL STATEMENTS

The acquisition of Evasyst on April 22, 2022, was accounted for as a reverse acquisition, with Evasyst being treated as the acquiring entity for accounting and financial reporting purposes.  As such, the Company's financial statements will be presented as a continuation of the operations of Evasyst and not Live Current Media Inc.  The operations of Live Current Media Inc. will be included in the consolidated financial statements from the effective date of the acquisition, April 22, 2022.

The following financial statements for Live Current Media for the periods ended prior to the acquisition of Evasyst are incorporated by reference in this prospectus:

(a) unaudited consolidated financial statements of Live Current Media for the interim period ended March 31, 2022 and 2021 contained our Quarterly Report on Form 10-Q for the period then ended and filed with the SEC on May 16, 2021; and

(b) audited consolidated financial statements of Live Current Media for the fiscal year ended December 31, 2021 and 2020 contained in our Annual Report on Form 10-K for the year then ended and filed with the SEC on March 31, 2022.

The following financial statements of Evasyst and pro forma financial statements giving effect to the acquisition of Evasyst contained in Amendment No. 1 to our Current Report on Form 8-K/A filed with the SEC on July 8, 2022 are incorporated by reference in this prospectus:

(a) unaudited consolidated financial statements of Evasyst for the interim period ended March 31, 2022 and 2021;

(b) the audited consolidated financial statements of Evasyst for the fiscal year ended December 31, 2021 and 2020; and

(c) unaudited pro forma combined financial statements for Live Current Media and Evasyst for the three month period ended March 31, 2022 and the year ended December 31, 2021, giving effect to the acquisition of Evasyst

MANAGEMENT'S DISCUSSION AND ANALYSIS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this report.  This discussion and analysis may contain forward-looking statements based on assumptions about our future business.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under "Risk Factors" and elsewhere in this report.

The acquisition of Evasyst on April 22, 2022, was accounted for as a reverse acquisition, with Evasyst being treated as the acquiring entity for accounting and financial reporting purposes.  As such, the Company's financial statements will be presented as a continuation of the operations of Evasyst and not Live Current Media Inc.  The operations of Live Current Media Inc. will be included in the consolidated financial statements for the Company from the effective date of the acquisition, April 22, 2022.

The management's discussion and analysis ("MD&A") for Live Current Media for the interim period ended March 31, 2022 contained in our Quarterly Report on Form 10-Q for the period then ended and filed with the SEC on May 16, 2022, and for the fiscal year ended December 31, 2021 contained in our Annual Report on Form 10-K for the period then ended and filed with the SEC on March 31, 2022, are incorporated by reference in this prospectus.

The following MD&A discusses the results of operations and financial condition of Evasyst as of and for each of the years in the two-year period ended December 31, 2021, and the three-month periods ended March 31, 2022 and 2021.  The discussion should be read in conjunction with our financial statements and the notes related thereto which appear elsewhere in this prospectus.

Results of Operation

	Three Months Ended March 31, 2022	Three Months Ended March 31, 2021

Revenue	$87,542	$124,807
Income (loss) from operations	(1,925,521)	(84,287)
Other income (expenses)	(131,118)	228,875
Net income (loss)	$(2,056,639)	$144,588

	Year Ended December 31, 2021	Year Ended December 31, 2020

Revenue	$427,868	$209,376
Income (loss) from operations	(178,350)	(2,318,655)
Other income (expenses)	(213,979)	(95,381)
Net income (loss)	$(392,329)	$(2,414,036)

Revenues

Three Months Ended March 31, 2022

Evasyst earned revenues of $87,542 during the three months ended March 31, 2022, as compared to revenue of $124,807 for the three months ended March 31, 2021, a decrease of <29.9%>.  The Company earns revenue primarily from its paid subscription-based services. Revenue decreased during the three months ended March 31, 2022 as compared to the same period ended 2021 as a result of Evasyst decreasing spend on development and reduced content on the platform during FY 2021.

Year Ended December 31, 2021

Evasyst earned revenues of $427,868 during the fiscal year ended December 31, 2021, as compared to revenue of $209,376 for the year ended December 31, 2020, an increase of 204.4%.  The Company earns revenue primarily from its paid subscription-based services. Revenue increased during the year ended December 31, 2021, as compared to the same period ended 2020 as a result of Evasyst decreasing the features offered for free membership and increasing the features offered for premium membership, which encouraged more subscribers to convert to paying memberships.

Evasyst earns revenues from subscription-based services from its users.  Subscription services revenue is comprised of cloud-based subscription fees that provide the paying user the right to access the platform's preferred features as a "Premium User" for a period of time. The subscription contracts may be made on a monthly or annual option, beginning on the date that access is made available to the customer.  Monthly subscription contracts are billed monthly, and annual subscription contracts are billed annually, all in advance.  The contracts do not have a significant financing component and customer invoices are paid upfront.

During fiscal 2022, the Company intends to focus on increasing its consumer revenue streams through marketing designed to attract new users as well as negotiating content licensing arrangements to add value to the Kast video streaming service and encourage more subscribed users.  There is no assurance that the Company will be able to achieve its revenue goals or to otherwise increase revenues during the next 12 months, if ever.  As the Company's business is still developing, and it is still in the process of establishing itself in the social media and gaming app marketplaces, any revenues that the Company generates are likely to be subject to significant fluctuations and may be difficult to reliably predict.

Operating Expenses

Three Months Ended March 31, 2022

Operating expenses for Evasyst for the quarter ended March 31, 2022, of $2,013,063 were abnormally high ($209,094 for prior year quarter end). The sharp increase in operating expenses related to the Evasyst  transaction with Live Current Media and related consulting and officer compensations:

  $613,250 to Leawood VC Fund, Fairmont Capital, Inc, Sean Harran, and Tom Kenney for professional services associated with preparing Evasyst to complete the transaction with Live Current Media.
  $750,000 to Mark Ollila, currently our Chief Executive Officer and Chair of our Board and previously the CEO of Evasyst, as officer compensation for sourcing and leading Evasyst to close the transaction with Live Current Media in April.
  $214,000 to  Justin Weissberg, currently our Chief Games Officer and formerly the President and Chair of Evasyst, as officer compensation related to the transaction with Live Current Media.

All parties involved in the costs bulleted above agreed to be compensated with equity: Mr. Ollila and Mr. Weissberg with stock issued in April 2022; Leawood VC Fund, Fairmont Capital, Inc, Mr. Harran and Mr. Kenney with convertible notes, which were non-interest bearing for the first 60 days.

Total Operating Expenses outside of these one-time transactions showed a small increase from $209,094 (2021) to $436,036 (2022). Increase is primarily due to $153,240 legal costs for the transaction and third-party contractors for software development and accounting and finance.

Year Ended December 31, 2021

During the fiscal year ended December 31, 2021, Evasyst's total operating expenses decreased to $606,218 from $2,528,031, a decrease of 76%.  The most significant components of this decrease were:

(a) A decrease in professional fees from $384,016 (2020) to $114,501 (2021). This decrease was a result of less legal expenses during 2021 along with fewer outside contractors and consultants.

(i) Fees consisted primarily of legal and accounting expenses of approximately $57,000 during 2021, with the remaining balance coming from outside consultants and contracted development work.

(ii) During 2020, legal and accounting fees were approximately $201,885. A large portion of these were associated with legal fees in connection with convertible note financings completed during the period. Only one convertible note was issued during FY 2021, for $11,905 to Mr. Ollila

(iii) During 2020, Evasyst had several outside contractors and consultants that worked with it to help manage its operations (marketing, development, operations, customer support). In 2021, Evasyst scaled back outside consultants to manage cash flow, decreasing to approximately $40,980 from approximately $165,382 in 2020.

(b) A decrease in wages and salaries from $1,293,681 (2020) to $29,615 (2021).  Evasyst laid off the majority of its staff in January 2021 in order to manage its cash flow.  This resulted in a significant decrease in wages and salaries for 2021 compared to 2020.

(c) A decrease in general and administrative expenses from $240,209 (2020) to $161,104 (2021).  The decrease in general and administrative expenses is mostly attributable to a one-time loss on an advance to a subsidiary of approximately $170,000 during 2020, as well as reduced amounts spent on travel during 2021.

(i) During 2021, general and administrative expenses consisted mainly of rent that was accrued for approximately $81,145. Other expenses included typical expenses of maintaining an operating business: insurance, dues & subscriptions, bank fees, and utilities.

(ii) During 2020, Evasyst took a loss from an advance to a Finnish subsidiary, Evasyst Oy, of approximately $176,000. This one-time event is the primary reason that general and administrative expenses decreased from 2020 to 2021. Travel, meals and entertainment also decreased year over year (approximately $16,989 in FYE 2020 to approximately $139 in FYE 2021) due to Evasyst's decreased staff.

During 2021, due to the COVID-19 pandemic and a lack of capital, Evasyst scaled back operations and laid off majority of staff. In an effort to increase revenues in 2022 and beyond, the Company expects that it will increase spending on advertising, content licensing arrangements and personnel.  Therefore, the Company expects that its operating expenses will increase significantly during 2022.

As the Company continues to develop its business, the Company does not expect to achieve profitability in fiscal 2022, and there is no assurance that the Company will be able to achieve profitability in the future.

Liquidity and Capital Resources

Capital Resources

	March 31, 2022	December 31, 2021	December 31, 2020

Total Current Assets	$200,336	$19,311	$26,721
Total Assets	231,032	46,788	463,040

Current Liabilities	1,475,934	962,990	1,001,364
Total Liabilities	6,213,478	4,060,109	4,111,241

Working Capital (deficit)	$(1,275,598)	$(943,679)	$(974,643)

Cash Flows

	Three Months Ended March 31		Year Ended December 31
	2022	2021	2021	2020

Net cash provided by (used in) operating activities	$(269,875)	$6,047	$9,441	$(1,835,751)

Net cash used by investing activities	(3,577)	-	-	(2,000)

Net cash provided by (used in) financing activities	407,801	-	(9,894)	1,538,685

Net increase (decrease) in cash	$134,349	$(6,047)	$(453)	$(299,066)

Evasyst had a working capital deficit of ($1,275,598) on March 31, 2022 as compared to a working capital deficit of ($943,679) at December 31, 2021 and a deficit of ($974,643) at December 31, 2020. The increase in the working capital deficit was primarily due to a significant increase in Evasyst's current liabilities for purposes of cash conservation during 2021.

The decrease in cash used in operating activities during the three months ended March 31, 2022 compared to the three months ended March 31, 2021 was primarily a result of lower revenues, combined with increased costs for development and professional services.

Evasyst was able to increase cash for the three-month period ending March 31, 2022, through issuance of senior secured promissory notes from Live Current Media totaling $400,000. The Notes were issued in anticipation of the merger to fund development and professional services.

The senior secured promissory notes were issued to Live Current Media on February 17th, 2022, and March 14th, 2022, for $200,000 each with the following terms:

  Accrued annual interest of 18%.
  Payment due 6 months after issuance of each note.
  Secured by all Company assets.

As of April 22, 2022, the notes from Live Current Media are no longer due and payable as the two entities have merged.

The decrease in cash used in operating activities from the year ended December 31, 2020, to 2021 was primarily a result of a significant decrease in the operating expenses of Evasyst during the year ended December 31, 2021, compared to 2020, as well as an increase in Evasyst's revenues during the year ended December 31, 2021 compared to 2020.

During the year ended December 31, 2020, Evasyst's main sources of financing were from the issuance of convertible debt,  $265,952 in funds received under the Coronavirus Aid, Relief and Economic Security (CARES) Act and $60,000 in proceeds from two (2) unsecured promissory notes bearing interest at a rate of 18% per annum.  The CARES Act loan was fully forgiven with no amount due, and the two unsecured promissory notes have been fully repaid.

During the years ended December 31, 2020, and 2019, Evasyst received proceeds of $1,198,733 and $1,470,000 respectively upon issuance of convertible debt.  The convertible debt had the following terms:

  Interest accrued at 4% per annum.
  Payment was due 24 months after issuance of the note.
  The notes were unsecured.
  The notes were convertible into Evasyst preferred stock as follows:
    Upon a financing, as defined by the note agreement, for at least $3 million, the notes were convertible at the greater of (1) the number of shares obtained by dividing each note balance by 85% of the price paid per share in the financing, or (2) the number of shares obtained by dividing the note balance by the price per share obtained by dividing $12.5 million by Evasyst's then outstanding capital stock, assuming full conversion.
    In the event of a defined corporate transaction (an acquisition of Evasyst, a disposition of substantially all of Evasyst's assets, or a corporate venture pertaining to all or substantially all of Evasyst's assets), the notes were to be (1) immediately due and payable in an amount equal to 1.5 times the balance of the note, or (2) converted into a number of shares by Evasyst's valuation cap price per share.
    Upon maturity or upon an event of default, the outstanding balance of the notes was to be converted into a number of shares by Evasyst's valuation cap price per share.

On December 31, 2021 and 2020, accrued interest payable on these notes was $210,013 and $101,151, respectively. On December 31, 2021 and 2020, an Evasyst shareholder with a greater than 5% ownership had convertible debt outstanding of $250,000 with related accrued interest of $22,111 and $12,111 as of December 31, 2021 and 2020, respectively. The convertible debt of Evasyst was converted into shares of Evasyst common stock immediately prior to completion of the Merger.

On February 15, 2022, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with Mercer Street Global Opportunity Fund LLC ("Mercer") pursuant to which the Company agreed to sell to Mercer, for gross proceeds of up to $2,500,000, Original Issue Discount Senior Convertible Promissory Notes (the "Secured Notes") having an aggregate principal amount of up to $2,700,000 and warrants (the "Secured Note Warrants") to purchase up to 5,955,882 shares of the Company's common stock  in two tranches (the "Secured Note Transaction").  See "Secured Note Transaction."

Under the first tranche under the Purchase Agreement, which closed upon signing of the Purchase Agreement, for gross proceeds of $1,500,000, the Company issued the First Secured Notes in the aggregate principal amount of $1,620,000 and the First Secured Note Warrants to purchase up to 3,573,529 shares of Common Stock.  For a description of the Secured Notes and the Secured Note Warrants see "Secured Note Transaction".

On March 28, 2022, for gross proceeds of $886,000, the Company issued Original Issue Discount Senior Unsecured Convertible Promissory Notes (the "Unsecured Notes") having an original principal amount equal to $956,880 and warrants (the "Unsecured Note Warrants") to purchase up to 2,110,763 shares of Common Stock (the "March Private Placement").

The Unsecured Notes are unsecured, mature 24 months after issuance, bear interest at a rate of 4% per annum and are convertible into shares of Common Stock at an initial conversion price of $0.34 per share, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  The Company may prepay the Unsecured Notes (i) at any time during the first 90 days following closing at the face value of the Unsecured Notes, (ii) at any time during the period from 91 to 180 days following closing at a premium of 110% of the face value of the Unsecured Notes, and (iii) thereafter at 120% of the face value of the Unsecured Notes. The Unsecured Notes contain a number of customary events of default.

The Unsecured Note Warrants are exercisable at an initial exercise price of $0.60 per share for a term ending on the 5-year anniversary of the date of issuance.  The exercise price of the Unsecured Note Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

As a result of the Secured Note Transaction and the March Private Placement, the Company believes that it has sufficient funds to fund its planned operations for the next twelve months. However, we have not achieved profitability to date, and there are no assurances that we will be able to achieve profitability in the future. In addition, we intend to spend significant amounts on advertising, content licensing arrangements and personnel in an effort to increase revenues.  Actual expenditures may be greater than we have anticipated.  As such, we anticipate that we will require additional financing in the near future.

Any long-term financing that we obtain in the future is expected to come from sales of our equity securities and/or convertible debt financing. There is no assurance that we will be able to obtain financing in amounts sufficient to meet our short-term or long-term capital needs. If we are successful in completing any equity or convertible debt financings, of which there is no assurance, or if we issue equity securities in payment for the goods or services provided to us, our existing shareholders will likely experience a dilution of their interest in our company.

If we are not successful in raising sufficient financing, we will not be able to complete our current plan of operation and we may not be able to continue as a going concern. We do not have any specific alternatives to our current plan of operation and have not planned for any such contingency. If we are not able to raise sufficient financing, our business may fail and our shareholders may lose all or part of their investment.

Critical Accounting Policies

The preparation of financial statements in conformity with generally accepted accounting principles requires our management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our management routinely makes judgments and estimates about the effects of matters that are inherently uncertain.

Our significant accounting policies are described in the notes to our consolidated financial statements for the year ended December 31, 2021.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Name	Age	Positions
Mark Ollila	52	Chief Executive Officer
Steve Smith	36	Chief Financial Officer
David Jeffs	52	President Secretary and Director
Justin Weissberg	31	Director
Leslie S. Klinger	76	Director
Heidi Steiger	69	Chair of the Board
AnnaMaria Rapakko	57	Director

Mark Ollila, Chairman, Chief Executive Officer.  Mr. Ollila was appointed as our Chief Executive Officer and a member of our board of directors on April 22, 2022, upon completion of the acquisition of Evasyst.  Prior to his appointment as CEO and a director of our Company, Mr. Ollila had acted as CEO and a director of Evasyst since October 31st, 2018.  Before joining Evasyst as CEO, Mr. Ollila established a twenty-year legacy of accomplishments as a senior executive and board member throughout the computer gaming, nanotechnology, Internet, software, media technology industries. Mr. Ollila was Chief of Staff and VP New Product Innovation at Verve Wireless Inc. from 2015 to 2017 where he was responsible for new product development.  At Nokia, over an 8-year period from 2006 to 2014, Mr. Ollila played an integral role in the development and rollout of Nokia's services and also its long-term technology roadmap and innovation portfolio for smart devices starting as Director of Games Strategy and Industry Marketing and attaining the role of Senior Director, Long Term Technology Roadmap and Innovation Portfolio. Mr. Ollila led Nokia's first-party publishing business (games), video & photo sharing business, achieving a global reach in the hundreds of millions. Mr. Ollila was also a core member of Nokia's deal team for Nokia's and Microsoft's strategic agreement in 2011. In addition, Mr. Ollila has held numerous board and advisory positions including, Imagine Intelligent Materials (Independent Director), Blind Squirrel Games (Independent Director), EvoNexus (Member of Selection Committee), Adverty (Advisory Board member), Pyze (Advisory Board member), Kadho (Advisory Board member), Kin Wellness (Independent Board Director from January 2016 - October 2017), advisory board of the Game Developers Conference (Mobile), board member of the EMEA Chapter of the Mobile Ecosystem Forum and Chairman of the Board of Physics Middleware provider Meqon Research AB (acquired by Ageia and now an integral part of the NVIDIA PhysX solution) and is a member of Southern California's start-up incubator EvoNexus's selection committee. Mr. Ollila has a PhD in Computer Science and an MBA from London Business School.

Steve Smith, Chief Financial Officer.  Mr. Smith was appointed as our Chief Financial Officer on April 22, 2022, upon completion of the acquisition of Evasyst. Mr. Smith is a serial entrepreneur, starting his first venture in college, an online poker site, and has founded other businesses in social gaming and clean-tech. His finance career began after college as a Financial Analyst at Wells Fargo and continued through his own startups where he developed a keen talent for structuring fundraises. Mr. Smith has worked with over 40 startups as an independent consultant, a Senior Advisor for Lance Capital LLC, and was a previous Advisor for Evasyst, and remains an Advisor for Guru Experience Co.  Mr. Smith graduated from the University of Arizona, Eller Business College. He previously held positions as Senior Advisor for Lance Capital, LLC (March 2021 - present), Director of Finance for Scepter, Inc (March 2021-March 2022), and was CFO for Iteros, Inc (April 2016-Sept 2018).

David Jeffs, President, Secretary and Director.  Prior to the Evasyst acquisition, Mr. Jeffs had been the Chief Executive Officer, President, Treasurer and Secretary of Live Current Media Inc. since October 2010.  He was also the Chief Executive Officer of the Company from July 2002 through May 2007 and the President and a director of the Company from July 2002 through September 2007.  During his first tenure as CEO of Live Current, the Company was recognized as one of the fastest growing companies in British Columbia for three years running by Business in Vancouver magazine and as one of the fastest growing companies in Canada for two years in a row by Profit500 magazine.  Prior to his position with Live Current Media, Mr. Jeffs was the president and director of a private corporation trading in consumer goods products.  Mr. Jeffs graduated from the University of British Columbia with a Bachelor of Arts where he majored in economics.

Justin Weissberg, Director. Mr. Weissberg was appointed as a director of the Company on April 22, 2022 upon completion of the acquisition of Evasyst.  In addition to acting as a director of the Company, Mr. Weissberg also acts in the non-executive position of Chief Game Officer.  Prior to the Company's acquisition of Evasyst, Mr. Weissberg acted as the CEO and Chairman of Evasyst from 2015 to 2018, and then as Chairman and President of Evasyst from 2018 onward. Mr. Weissberg co-founded Evasyst in 2018 and is steering the development of Kast. A former professional gamer turned entrepreneur, he competed in the e-sports space from 2005 to 2013 playing titles like Call of Duty 4, Call of Duty Modern Warfare 2, World of Warcraft, and Dota 2.  Mr. Weissberg has a Bachelor of Arts in Economics from the University of California, Santa Cruz.

Leslie S. Klinger, Director.  Ms. Klingler was appointed as a director of the Company on April 22, 2022 upon completion of the acquisition of Evasyst.  An attorney with more than fifty years of experience in the fields of tax, estate planning, and business law, Klinger spent the first half of his career in large law firms. In 1993, he co-founded Kopple, Klinger & Elbaz, LLP, which represents many family-owned businesses and their owners, a wide range of creators in various entertainment media, and executives of major entertainment companies. He serves on several nonprofit organizations' boards and served for more than 10 years as the treasurer for two such organizations.

Heidi Steiger, Director. Ms. Steiger was appointed as a director of the Company on April 22, 2022 upon completion of the acquisition of Evasyst.  A former C-suite executive with 14 years' independent director experience on boards of all sizes, both public & private, Heidi spent most of her career at Neuberger Berman, NY, where she led the firm's IPO and sale. She also spent 2 years as Editor of Worth magazine. Other roles include president of a 100-year-old family office, investment banker for Berkshire Securities, and President of the Eastern half of the Private Bank for US Bank. Industry boards have included financial services, payments, insurance, energy and nuclear, utilities, defense and retailing. Since November 2018 Ms. Steiger has been on the board of Fidelity Investments/Fidelity Strategic Advisors, Boston, MA (chair of Audit, Risk & Cybersecurity Committee).

Annamaria Rapakko, Director. Dr. Rapakko was appointed as a director of the Company on April 22, 2022 upon completion of the acquisition of Evasyst.  Dr. Annamaria Rapakko is a financial expert, and a seasoned business executive with a proven track record in leading teams successfully to implement strategic business initiatives, retiring from PwC in 2017 as a Senior Partner in the Specialty Tax Practice. She is an expert in finance, audit, cross-border transactions, M&A, and international expansion / global structuring, particularly in the technology and life science industries. Dr. Rapakko has served as an independent director on a number of private for profit and non-profit companies. She is an angel investor and a business advisor helping tech companies with regard to their global footprint and expansion and tax strategy. From 2017 to 2019, Dr. Rapakko worked as an Entrepreneur-In-Residence at PwC (PricewaterhouseCoopers) New Ventures leading a new business venture for a SaaS product in the state tax area.

Dr. Rapakko has over 30 year's experience as a business leader, and has worked with a variety of public and private companies, advising on accounting and tax strategies, international expansion, global corporate structuring, due diligence, corporate mergers and acquisitions, IPO's, and stock option plans. During her years as an advisor, Dr. Rapakko developed deep expertise in the technology and life science industries. She rendered financial advice to over 300 companies in Silicon Valley. At PwC in Silicon Valley, over 20 years, Dr. Rapakko, as a senior partner, led the Specialty Tax Practice and grew the International Tax Practice from ground up. She had P/L level responsibility for the operations of these divisions. Dr. Rapakko was an integral member of the leadership team at the PwC tax practice in Silicon Valley and was responsible for short-term and long-term market strategies.

Prior to joining PwC, Dr. Rapakko had her own cross-border finance and tax advisory practice. She also taught at Rovaniemi Law School and Helsinki Business School as an associate law professor. Additionally, she served as a District Court judge in Finland. Dr. Rapakko holds a J.S.D. (Doctor of the Science of Law) degree from Stanford Law School, an M.B.A degree from Turku Business School (Finland) and a J.D. degree from University of Turku, Law School (Finland). She has completed Director Development Program at Kellogg School of Management, and Directors' College Program at Stanford Law School, Rock Center for Corporate Governance.

Terms of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our Board and hold office until removed by the Board.

EXECUTIVE COMPENSATION

Compensation information for the Company's named executive officers and directors for the fiscal year ended December 31, 2021 is contained in our Annual Report on Form 10-K for the year ended December 31, 2021 and is incorporated by reference in this prospectus.

Executive Compensation Contracts

During the fiscal year ending December 31, 2022, the Company intends to pay the following compensation to its incoming executive officers:

Name and Position	Annual Salary
Mark Ollila, CEO and Director	$325,000
David Jeffs President, Secretary and Director	$200,000
Steve Smith CFO and Treasurer	$170,000

Mr. Ollila has committed to a full-time employment contract with the Company with a 2-year term and a base salary of $325,000 per annum with a bonus opportunity of 100% to 167% of his base salary subject to meeting certain milestones and subject to board approval.  Severance of 12 months salary shall be payable in the event Mr. Ollila chooses to resign with reason or is terminated without cause, with the exception that if Mr. Ollila's employment with the Company is terminated without cause in the first 12 months of his employment term, severance rises to 24 months' salary.

Mr. Jeffs has committed to a full-time employment contract with the Company with a 2-year term and a base salary of $200,000 per annum with a bonus opportunity of 100% of his base salary subject to meeting certain milestones as determined by the board and subject to board approval.  Severance of 12 months shall be payable in the event Mr. Jeffs chooses to resign with reason or is terminated without cause.

Mr. Smith has committed to a full-time employment contract with the Company at will and with a base salary of $170,000 per annum and a bonus opportunity of 50% of his base salary subject to meeting certain milestones as determined by the board and subject to board approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 13, 2022 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K), and (iii) officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Directors and Executive Officers

Name of Beneficial Owner	Common Stock*	Percent of Class*
Mark Ollila	20,193,613(1)	12.6%
Steve Smith	50,257	<1%
David Jeffs	10,534,403(2)	6.4%
Justin Weissberg	26,700,365(3)	16.6%
Leslie Klinger	226,405(4)	<1%
Heidi Steiger	4,617,820(5)	3.0%
Annamaria Rapakko	Nil	n/a
Directors and Executive Officers (as a group)	60,605,808	37.3%

Greater than 5% Stockholders**
Leawood VC Fund I LP	12,503,027	7.8%

Notes:

*  Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares.  Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).  In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.  In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.    As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.  As of July 13, 2022, there were 160,559,027  shares of our common stock issued and outstanding.

** Does not include persons listed under directors and officers.

(1) Consists of 20,193,613 shares issued upon completion of the Evasyst acquisition to The Ollila Family Trust Dated June 18, 2018, of which Mr. Ollila and his spouse have voting and investment power

(2) Consists of 8,534,403 shares directly held, 1,000,000 held by family members for the benefit of Mr. Jeffs and 1,000,000 options exercisable at $0.10 per share.

(3) Consists of 26,700,365 shares issued upon completion of the Evasyst acquisition to The Seraph Living Trust, of which Mr. Weissberg is the trustee.

(4) Consists of 87,436 shares of common stock, 79,411 shares of common stock issuable upon the exercise of convertible notes in the principal amount of $27,000 at a conversion price of $0.34 per share and due on March 28, 2024, and 59,588 shares of common stock issuable upon the exercise of warrants exercisable at $0.60 per share and expiring March 28, 2027.

(5) Consists of 3,150,174 shares issued in connection with the acquisition of Evasyst, 952,941 shares of common stock issuable upon the exercise of convertible notes in the principal amount of $324,000 at a conversion price of $0.34 per share and due on March 28, 2024, and 714,705 shares of common stock issuable upon the exercise of warrants exercisable at $0.60 per share and expiring March 28, 2027.

Changes in Control

We are not aware of any arrangement which may result in a future change in control.

RELATED TRANSACTIONS

Except as disclosed below, none of the following parties has, since the beginning of our fiscal year ended December 31, 2021, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

(a) Any of our directors or officers;

(b) Any person proposed as a nominee for election as a director;

(c) Any person who beneficially owns, directly or indirectly, more than 5% of our outstanding common stock; or

(d) Any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law of any person listed in (a) to (c), above, or any person (other than a tenant or employee) who shares the household of any person listed in (a) to (c), above.

On March 28, 2022, for gross proceeds of $886,000, the Company completed the issuance of Original Issue Discount Senior Unsecured Convertible Promissory Notes (the "Unsecured Notes") having an original principal amount equal to $956,880 and warrants (the "Unsecured Note Warrants") to purchase up to 2,110,763 shares of Common Stock (the "March Private Placement").  The Unsecured Notes are unsecured, mature 24 months after issuance, bear interest at a rate of 4% per annum and are convertible into shares of Common Stock at an initial conversion price of $0.34 per share, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  The Company may prepay the Unsecured Notes (i) at any time during the first 90 days following closing at the face value of the Unsecured Notes, (ii) at any time during the period from 91 to 180 days following closing at a premium of 110% of the face value of the Unsecured Notes, and (iii) thereafter at 120% of the face value of the Unsecured Notes. The Unsecured Notes contain a number of customary events of default.  The Unsecured Note Warrants are exercisable at an initial exercise price of $0.60 per share for a term ending on the 5-year anniversary of the date of issuance.  The exercise price of the Unsecured Note Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances. Amir Vahabzadeh, a former director of the Company, participated in the March Private Placement for gross proceeds of $255,000.  Leslie S Klinger, appointed as a director of the Company upon completion of the acquisition of Evasyst, participated in the March Private Placement for gross proceeds of $25,000.  Heidi Steiger, appointed as a director of the Company upon completion of the acquisition of Evasyst participated in the March Private Placement for gross proceeds of $300,000.

On April 22, 2022, the Company completed the acquisition of Evasyst.  As former shareholders of Evasyst, the following persons received the following shares of the Company's common stock:

Name	Number of Shares
Mark Ollila	20,089,095
Steve Smith	50,257
Justin Weissberg	26,695,068
Heidi Steiger	3,149,549

DIRECTOR INDEPENDENCE

Our common stock trades on the OTC Link alternative trading system on the OTCQB marketplace, which does not have director independence requirements.  In determining whether any of our directors are independent directors, we have applied the definition for independence set out in NASDAQ Rule 5605(a)(2).  In applying this definition, we have determined that Leslie S. Klinger, Heidi Steiger and Annamaria Rapakko qualify as independent members of our Board.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-1 under the Securities Act with the SEC with respect to the shares of our common stock offered through this Prospectus.  This Prospectus is filed as a part of that registration statement but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of Live Current Media Inc. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving Live Current Media Inc., and the statements we have made in this Prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms.  The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" certain information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those documents previously filed with the SEC.  The information incorporated by reference herein is an important part of this Prospectus and information that we file later with the SEC that is incorporated by reference in this Prospectus will automatically update and supersede this information.

This Prospectus omits certain information contained in the registration statement as permitted by the SEC.  You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this Prospectus.  Statements in this Prospectus regarding the provisions of certain documents filed with, or incorporated by reference in the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.  Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits may be obtained upon payment of the prescribed rates at the offices of the SEC as described under "Where You Can Find More Information."  The documents we are incorporating by reference are:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 31, 2022;

(b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on May 16, 2022;

(c) Our Current Reports on Form 8-K filed on January 27, 2022, February 16, 2022, March 31, 2022 and April 28, 2022 (as subsequently amended on Form 8-K/A on July 8, 2022); and

(d) All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished and not filed with the SEC) after the date of this Prospectus and prior to the termination or completion of the offering of securities under this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in this Prospectus or in a document incorporated by reference, or deemed to be incorporated by reference, into this Prospectus will be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or any other subsequently filed document that is incorporated by reference in this Prospectus modifies or supersedes such statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

You may request, orally or in writing, a copy of all documents incorporated by reference in this Prospectus.  These documents will be provided to you at no cost by contacting Live Current Media Inc., 10801 Thornmint Road, Suite 200, San Diego, CA 92127, tel. (604) 648-0500. Such documents may also be obtained from our website at www.livecurrent.com.

You should rely only on the information contained in, or incorporated by reference into, this Prospectus and any supplement or amendment to this Prospectus.  We have not authorized anyone to provide you with information different from that contained in this Prospectus or incorporated by reference in this Prospectus.  We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

SUBJECT TO COMPLETION, DATED JULY 14, 2022

PROSPECTUS

8,559,637 Shares of Common Stock

INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this Offering are as follows:

Expenses(1)	US($)
SEC Registration Fee	$143
Accounting Fees and Expenses	$7,000
Legal Fees and Expenses	$20,000
Miscellaneous	$5,000
Total	$32,143

Note:

(1)  All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the Offering listed above.  No portion of these expenses will be paid by the Selling Stockholders.  The Selling Stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification

Chapter 78 of the NRS, pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of the Company.

Chapter 78 of the NRS further provides that we are permitted (but not required) to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of the Company, even if they are unsuccessful in defending that action, if the officer or director:

(a) is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

(b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.

However, with respect to actions brought by or on behalf of us against our officers or directors, we are not permitted to indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to us, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our Bylaws provide that we will indemnify our officers and directors to the full extent permitted by law.  However, we may modify the extent of such indemnification by individual contracts with our officers and directors.  In addition, our Bylaws do not require us to indemnify a director of officer in connection with any proceeding that is initiated by that director or officer unless (i) that indemnification is expressly required by law; (ii) the proceeding was authorized by our Board of Directors; (ii) such indemnification is provided by us in our sole discretion as permitted by law; or (iv) we are ordered by a court of competent jurisdiction to pay such indemnification.

Advance of Expenses

Our Bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was our director or officer, or is or was serving at our request as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our Bylaws or otherwise.

Our Bylaws provide that no advance shall be made by the Corporation to an officer of us (except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Insurance

To the fullest extent permitted by the Nevada Revised Statutes, we, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to our Bylaws.

RECENT SALES OF UNREGISTERED SECURITIES

During the past three years, we completed the following sales of unregistered securities:

1. On February 15, 2022, we entered into a Securities Purchase Agreement (the "Purchase Agreement") with Mercer Street Global Opportunity Fund LLC ("Mercer") pursuant to which the Company agreed to sell to Mercer, for gross proceeds of up to $2,500,000, Original Issue Discount Senior Convertible Promissory Notes (the "Secured Notes") having an aggregate principal amount of up to $2,700,000 and warrants (the "Secured Note Warrants") to purchase up to 5,955,882 shares of the Company's common stock  in two tranches (the "Secured Note Transaction").

Under the first tranche under the Purchase Agreement, which closed upon signing of the Purchase Agreement, for gross proceeds of $1,500,000, the Company issued Secured Notes in the aggregate principal amount of $1,620,000 (the “First Secured Notes”) and Secured Note Warrants to purchase up to 3,573,529 shares of Common Stock (the “First Secured Note Warrants”).  Subject to the terms and conditions set forth in the Purchase Agreement, for gross proceeds of $1,000,000, the Company and Mercer may close a second tranche for Secured Notes in the aggregate principal amount of $1,080,000 (the “Second Secured Notes”) and Secured Note Warrants to purchase up to 2,382,353 shares of Common Stock (the “Second Secured Note Warrants”).  There is no assurance that a second tranche will be completed or that the Second Secured Note and the Second Secured Note Warrants will be sold under the Purchase Agreement.

The Secured Notes mature 24 months after issuance, bear interest at a rate of 4% per annum and are convertible into shares of Common Stock at an initial conversion price of $0.34 per share, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  The Company may prepay the Secured Notes (i) at any time during the first 90 days following closing at the face value of the Secured Notes, (ii) at any time during the period from 91 to 180 days following closing at a premium of 110% of the face value of the Secured Notes, and (iii) thereafter at 120% of the face value of the Secured Notes. The Secured Notes contain a number of customary events of default. Additionally, the Secured Notes are secured by all of the assets of the Company, including a lien on and security interest in all of the issued and outstanding equity interests of the wholly-owned subsidiaries of the Company, pursuant to a security agreement that was entered into in connection with the issuance of the Secured Notes (the "Security Agreement").

The Secured Note Warrants are exercisable at an initial exercise price of $0.60 per share for a term ending on the 5 year anniversary of the date of issuance.  The exercise price of the Secured Note Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

In connection with the Secured Note Transaction, the Company also entered into a registration rights agreement (the "Registration Agreement") with Mercer, pursuant to which the Company has agreed to file a registration statement (a "Registration Statement") with the Securities and Exchange Commission (the "SEC") to register the resale of the shares of Common Stock issuable upon conversion of the Secured Notes and exercise of the Secured Note Warrants.  If the Registration Statement is not effective six months after the issue date, the Secured Note Warrants may be exercised by means of a cashless exercise. If the Company fails to file or maintain the effectiveness of the Registration Statement, the Registration Agreement also provides for partial liquidated damages of 2% of the subscription proceeds on the date of such failure, and each month thereafter. However, if the shares are eligible for resale under Rule 144, no liquidated damages are payable.

2. On March 28, 2022, for gross proceeds of $886,000, the Company issued Original Issue Discount Senior Unsecured Convertible Promissory Notes (the "Unsecured Notes") having an original principal amount equal to $956,880 and warrants (the "Unsecured Note Warrants") to purchase up to 2,110,763 shares of Common Stock (the "March Private Placement").

The Unsecured Notes are unsecured, mature 24 months after issuance, bear interest at a rate of 4% per annum and are convertible into shares of Common Stock at an initial conversion price of $0.34 per share, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  The Company may prepay the Unsecured Notes (i) at any time during the first 90 days following closing at the face value of the Unsecured Notes, (ii) at any time during the period from 91 to 180 days following closing at a premium of 110% of the face value of the Unsecured Notes, and (iii) thereafter at 120% of the face value of the Unsecured Notes. The Unsecured Notes contain a number of customary events of default.

The Unsecured Note Warrants are exercisable at an initial exercise price of $0.60 per share for a term ending on the 5 year anniversary of the date of issuance.  The exercise price of the Unsecured Note Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

The shares of Common Stock issuable upon conversion of the Unsecured Notes and the Unsecured Note Warrants are not being registered under this Prospectus.

EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation(1)
3.2	Certificate of Amendment to Articles - Name Change to Communicate com Inc. (1)
3.3	Certificate of Amendment to Articles - Increase in Authorized Capital to 500,000,000 shares of common stock, par value of $0.001(1)
3.4	Certificate of Amendment to Articles - Name Change to Live Current Media, Inc. (1)
3.5	Amended and Restated Bylaws(1)
4.1	Form of Original Discount Senior Convertible Promissory Note(5)
4.2	Form of Common Stock Purchase Warrant(5)
5.1	Opinion of O'Neill Law LLP
10.1	2018 Stock Option Plan(2)
10.2	Agreement and Plan of Merger between Live Current Media, Inc. Evasyst Acquisition Inc. and Evasyst Inc. dated January 20, 2022.(4)
10.3	Securities Purchase Agreement between Live Current Media, Inc. and Mercer Street Global Opportunity Fund, LLC dated February 15, 2022(5)**
10.4	Registration Rights Agreement between Live Current Media, Inc. and Mercer Street Global Opportunity Fund, LLC dated February 15, 2022(5)
10.5	Security Agreement between Live Current Media, Inc. and Mercer Street Global Opportunity Fund, LLC dated February 15, 2022(5)
14.1	Code of Ethics(2)
21.1	List of Subsidiaries
23.1	Consent of Dale Matheson Carr-Hilton Labonte LLP (with respect to their report on the consolidated financial statements of Live Current Media Inc.)
23.2	Consent of Dale Matheson Carr-Hilton Labonte LLP (with respect to their report on the consolidated financial statements of Evasyst Inc.)
23.3	Consent of O'Neill Law LLP (included with Exhibit 5.1)
107	Filing Fee Table

Notes:

(1) Filed as an exhibit to the Company's Registration Statement on Form 10, originally filed on February 1, 2018.

(2) Filed as an exhibit to the Company's Current Report on Form 8-K. filed on December 12, 2018.

(3) Filed as an exhibit to the Company's Current Report on Form 8-K filed on January 31, 2020.

(4) Filed as an exhibit to the Company's Current Report on Form 8-K filed on January 23, 2021.

(5) Filed as an exhibit to the Company's Current Report on Form 8-K filed on February 16, 2021.

UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the  registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii) If the Registrant is subject to Rule 430C, each prospectus field pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract or sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that: (i) for the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Henderson, State of Nevada, on July 14, 2022.

LIVE CURRENT MEDIA INC.

By:	/s/ Mark Ollila
Mark Ollila
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark  Ollila and David Jeffs, and each of them individually, in his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement that we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, fully power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	July 14, 2022	/s/ Mark Ollila
MARK OLLILA
Chief Executive Officer

Date:	July 14, 2022	/s/ David Jeffs
DAVID JEFFS
President, Secretary and Director

Date:	July 14, 2022	/s/ Justin Weissberg
JUSTIN WEISSBERG
Director

Date:	July 14, 2022	/s/ Leslie S. Klinger
LESLIE S. KLINGER
Director

Date:	July 14, 2022	/s/ Heidi Steiger
HEIDI STEIGER
Chair of the Board

Date:	July 14, 2022	/s/ Annamaria Rapakko
ANNAMARIA RAPAKKO
Director